Exhibit 10(l)

                     THE 1999 Aon DEFERRED COMPENSATION PLAN


      1.    PURPOSE

The name of this plan is the 1999 Aon Deferred Compensation Plan (the "Plan"). Its purpose is to provide certain select management or highly compensated employees of Aon Corporation and its subsidiaries (the "Company") with the opportunity to defer amounts earned as an employee. The Plan shall be effective as of January 1, 1999.

      2.    ADMINISTRATION

The Plan shall be administered by the Organization and Compensation Committee (the "Committee") of Aon Corporation's Board of Directors (the "Board"). The Committee shall have the authority to adopt rules and regulations for carrying out the Plan, to delegate its administrative responsibilities, as it shall, from time to time, deem advisable, and to interpret, construe, and implement the provisions thereof. Any decision or interpretation of any provision of the Plan adopted by the Committee shall be final and conclusive. Furthermore, the Committee may obtain such advice or assistance, as it deems appropriate from persons not serving on the Committee.

      3.    ELIGIBILITY

Any staff employee of the Company who received wages or compensation as reported on Box 1 of IRS Form W-2 of $125,000 or more in the prior calendar year or whose rate of annual base pay in the current calendar year is $125,000 or more shall be eligible to participate in the Plan subject to the requirements of Section 3 hereof. In addition, other select management of highly compensated employees may be eligible to participate at the option of the Committee.

Every eligible employee shall become a participant after making an election to participate (the "Participant") on such forms as required by the Committee and in accordance with Section 4.

      4.    ELECTIONS

On or before December 31 of any year, each employee eligible to participate in the Plan shall be entitled to make an election to defer receipt of : (a) any whole percentage of bi-weekly earnings paid to an employee for his service as an employee ("Compensation"); and (b) any whole percentage of any extraordinary amount paid by the Company pursuant to but not limited to a periodic individual performance appraisal or a contractual agreement ("Bonus").

Each Participant shall also make an election as to the period of deferral and distribution in accordance with Section 6.

Elections made pursuant to this Section 4 shall remain in effect until such time as they are amended by the Participant. Any amendment will take place effective with the next January 1 or earlier if permitted by the Committee.

      5.    DEFERRED AMOUNTS

Each Participant shall have established for his or her benefit an account to which any amounts deferred shall be assumed to have been invested in Aon Common Stock and credited to the Participant's Account (the "Account"). The amount of shares so credited to the Account will be determined by dividing the deferred amount by the fair market value of Aon Common Stock on the New York Stock Exchange for the day such Compensation or Bonus would have been payable to the Participant had it not been deferred. Fair Market Value on any day is the average of the highest and lowest prices as quoted on the New York Stock
Exchange, as published in The Wall Street Journal, or, if The Wall Street Journal is no longer published , such other periodical as chosen by the Committee.

As of each dividend payment date, each Participant's Account shall be credited with dividends that would be paid with respect to Aon Common Stock on the dividend payment date as if the Participant owned the stock credited to his or her Account as of the record date. Dividends will be credited as if reinvested in whole or fractional shares on the dividend payment date.

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Committee may make such equitable adjustments, to prevent dilution or enlargement of rights, as it may deem appropriate in the number and class of shares so credited.

      6.    METHOD OF DISTRIBUTION

At the time the  Participant  elects to defer  Compensation of Bonus pursuant to
Section 4, the Participant shall also make an election as to the beginning date of distribution ("Elected Distribution Date") with respect to the amount of shares credited to the Accounts of the Participant and the number of annual installments, not in excess of fifteen, over which such distribution will be made. Distributions shall commence with 30 days following the date of distribution specified by the Participant.

Distributions will be made in the form of Aon Common Stock with fractional shares payable in the form of cash.

If the Participant terminates employment for any reason prior to the Elected Distribution Date, distributions shall commence within the 30-day period following the first business day of the first calendar year following the year in which employment terminated, and said distributions shall be made in the same number of annual installments as had been elected by the Participant.

If any Participant dies before receiving all amounts credited to such Participant's Accounts, the undistributed amounts shall be distributed to the Participant's beneficiary or beneficiaries in accordance with the last effective beneficiary designation form filed by the Participant with the Company. Such undistributed amounts will be distributed in the same manner and at the same time as had been elected by the Participant prior to such Participant's death. If a Participant has failed to designate a beneficiary any shares distributable hereunder shall be distributed to the estate.

The Committee may in its sole discretion determine that a distribution shall be made over a shorter or longer period or in more frequent installments, or commence on an earlier or later date, or any or all of the above.

      7.    TAXES

The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of such taxes arising in connection with a distribution pursuant to Section 6 by electing to have the Company withhold shares of Common Stock otherwise distributable having a Fair Market Value equal to all or any portion of such tax to be satisfied in this manner.

      8.    IMPACT ON OTHER BENEFITS

The amount of each Participant's Compensation or Bonus which the Participant elects to defer under the Plan shall be deemed compensation for the purpose of calculating the amount of a Participant's benefits or contributions under all retirement and welfare benefit plans sponsored by the Company, except to the extent not permitted under such retirement or welfare benefit plan and except to the extent not permitted under the Internal Revenue Code.

      9.    PARTICIPANT'S RIGHTS

Nothing in the Plan shall confer on a Participant any right to continue in the employ of the Company or in any way affect the Company's right to terminate the Participant's employment at any time without prior notice or for any or no reason.

All amounts deferred or otherwise held for the account of a Participant under the Plan shall remain the sole property of the Company. With respect to such amounts, the Participant is merely a general creditor, and any obligation of the Company hereunder is purely contractual and shall not be funded or secured in any way.

      10.   NONALIENABILITY AND NONTRANSFERABILITY

No amounts, whether deferred or distributable, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary, including any liability which is for alimony or other payments for the support of a spouse or former spouse.

      11.   AMENDMENT AND TERMINATION

The Board reserves the right to amend, modify or terminate the Plan at any time, subject to any applicable rule or regulation.

      12.   NOTICES

All notices to the Company hereunder shall be delivered to the attention of:

                                 Robert D. Sloan
                                 Aon Corporation
                        123 North Wacker Drive, 9th Floor
                                Chicago, IL 60606

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

      13.   CONTROLLING LAW

Except to the extent superseded by federal law, the laws of Illinois shall be controlling in all matters relating to the Plan.

      14.   SEVERABILITY

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan shall remain in full force and effect.

      15.   LIABILITY

No member of the Board and no employee of the Company shall be liable for any act or action hereunder whether by omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his or her bad faith, gross negligence or fraud, of anything done or admitted to be done by him or herself.


      16.   SUCCESSORS

The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term "successors" as used herein shall include any corporation or other business entity which shall by merger, consolidation, purchase, or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.